Exhibit 10.8

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 6, 2005, among Penthouse Media Group Inc., a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.

DEFINITIONS

1.1

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations, Preferences and Rights attached hereto as Exhibit A.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day immediately following the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Per Unit Purchase Price” equals $66.04.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Series A Preferred Stock, having the preferences and rights set forth in the Certificate of Designations, issued or issuable to the Investors pursuant to this Agreement.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

ARTICLE II.

PURCHASE AND SALE

2.1

Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount.  The Closing shall take place at the offices of Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza, New York, NY 10119 on the Closing Date or at such other location or time as the parties may agree.

2.2

Closing Deliveries.  (a)  At the Closing, the Company shall deliver or cause to be delivered to each Investor a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Unit Purchase Price, registered in the name of such Investor;

(b)

At the Closing, each Investor shall deliver or cause to be delivered to the Company its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Investor:

(a)

Subsidiaries.  The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)

Organization and Qualification.  The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)

No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)

Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) filings required by state securities laws or the Securities Act, if any, and (ii) those that have been made or obtained prior to the date of this Agreement.

(f)

Issuance of the Shares.  The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the shares of Preferred Stock issuable pursuant to this Agreement.

(g)

Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(h)

Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens (i) granted in connection with the Company’s Exit Facility and the Company’s 13% Term Loan Notes, and (ii) that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.2

Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)

Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  This Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)

Investment Intent.  Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.  Such Investor is acquiring the Shares hereunder in the ordinary course of its business.  Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares in violation of the Securities Act.

(c)

Investor Status.  At the time such Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act or an Affiliate of such a broker-dealer.

(d)

General Solicitation.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)

Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in this Agreement.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1

(a)  Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor, or in a transaction under Rule 144(k), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)

Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)

Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale of such Shares pursuant to an effective registration statement, or (ii) following a sale of such Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Shares are eligible for sale under Rule 144(k).  Following such time as restrictive legends are not required to be placed on certificates representing Shares pursuant to the preceding sentence, the Company will, no later than three Business Days following the delivery by an Investor to the Company or the Company’s transfer agent of a certificate representing Shares containing a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2

Furnishing of Information.  As long as any Investor owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144.  The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1

Conditions Precedent to the Obligations of the Investors to Purchase Shares.  The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)

Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(d)

Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect; and

(e)

Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

5.2

Conditions Precedent to the Obligations of the Company to sell Shares.  The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)

Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d)

Investors Deliverables.  Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b).

ARTICLE VI.

MISCELLANEOUS

6.1

Entire Agreement.  This Agreement, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.2

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	Penthouse Media Group Inc. 6800 Broken Sound Parkway Boca Raton, Florida 33487 Facsimile: 561-988-1525707 Attn.: Daniel C. Staton
With a copy to:	Milberg Weiss Bershad & Schulman LLP One Pennsylvania Plaza New York, NY 10119 Facsimile: 212-868-1229 Attn: Arnold N. Bressler, Esq.
If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3

Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all Investors who then hold Shares.

6.4

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

6.5

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

6.6

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.7

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.8

Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.9

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11

Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever any Investor exercises a right, election, demand or option under this Agreement and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.12

Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14

Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to this Agreement or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15

Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  The decision of each Investor to purchase Shares pursuant to this Agreement has been made by such Investor independently of any other Investor.  Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.16

Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under this Agreement of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

6.17

Counterparts.  In the event that two or more counterparts of this Agreement are executed, all such counterparts shall collectively constitute the same instrument.  A telephone line facsimile transmission or an electronic transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PENTHOUSE MEDIA GROUP INC.

By:	/s/ Daniel C. Staton
Name: Daniel C. Staton
Title: Chairman/Treasurer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Security Purchase Agreement as of the date first written above.

PET CAPITAL PARTNERS II LLC

                        /s/ Daniel C. Staton

By:

Name:  Daniel C. Staton

Title:  Manager

Investment Amount: $5,000,000

Tax ID No.:

ADDRESS FOR NOTICE

c/o:  Pet Capital Partners II LLC

Street:  6800 Broken Sound Parkway

City/State/Zip:   Boca Raton, FL 33487

Attention:   Daniel C. Staton

Tel:

Fax:

DELIVERY INSTRUCTIONS

(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties have executed this Security Purchase Agreement as of the date first written above.

ABSOLUTE RETURN EUROPE FUND

                         /s/ Darius Parsi

By:

Name: Darius Parsi

Title: Investment Advisor

Investment Amount: $3,000,000

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS

(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Exhibit A

Certificate of Designations

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

PENTHOUSE MEDIA GROUP INC.

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

Penthouse Media Group Inc., a Delaware corporation (hereinafter called the “Corporation”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, hereby certifies that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

RESOLVED, that, pursuant to Article FOURTH of the Certificate of Incorporation (which authorizes 1,000,000 shares of preferred stock, $.01 par value (“Preferred Stock”)), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions;

1.

Number and Designation.  500,000 shares of the Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

2.

Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

“Common Stock” means the Corporation’s common stock, par value $.01 per share.

“Liquidation Preference” is an amount equal to the per share purchase price of Series A Preferred Stock paid by the original purchaser (“Original Purchaser”) of such shares to the Corporation.

3.

Rank.

(a)

Any class or series of stock of the Corporation, whether now existing or hereafter created, shall be deemed to rank:

(i)

prior to the Series A Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution (whether voluntary or involuntary) or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends or other amounts and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Series A Preferred Stock (“Senior Securities”);

(ii)

on a parity with the Series A Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution (whether voluntary or involuntary) or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of the Series A Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or other amounts or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation), without preference or priority one over the other and such class of stock or series is not a class of Senior Securities (“Parity Securities”); or

(iii)

junior to the Series A Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution (whether voluntary or involuntary) or winding up, or both, if such stock or series shall be Common Stock or if the holders of the Series A Preferred Stock shall be entitled by the terms thereof to receipt of dividends or other amounts, and of amounts distributable upon liquidation, dissolution or winding up, or both, in preference or priority to the holders of shares of such stock or series (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation) (“Junior Securities”).

(b)

The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.

3.

Dividends.  The holders of shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, on an as-if converted basis in all dividends declared on the Common Stock.  Any such dividend shall be payable to the holders of record of shares of the Series A Preferred Stock as they appear on the share register of the Corporation on the record date, as shall be fixed by the Board of Directors.

4.

Voting.  Each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters that the holders of Common Stock are entitled to vote upon on at a meeting of stockholders of the Corporation. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast by in such vote by a holder of the shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such vote or, if no such record date is established, on the date any written consent of stockholders is solicited.

5.

Liquidation Preference.

(a)

In the event of an actual or deemed liquidation, or dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock an amount in cash equal to the greater of (i) the Liquidation Preference, plus any declared and unpaid dividends and (ii) the amount the holders of the shares of Series A Preferred Stock would have received had they converted their shares of Series A Preferred Stock into Common Stock immediately prior to such event. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on all Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other parity securities if all amounts payable thereon were paid in full. For the purposes of this Section 5, (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation’s assets, shall, at the holder’s option, be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b)

Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Parity Securities shall not be entitled to share therein.

6.

Conversion.

6.1

Right to Convert.  The holder of Series A Preferred Stock shall have the right, at any time and from time to time, at the holder of Series A Preferred Stock’s option, to convert any or all of its Series A Preferred Stock, in

2

whole or in part, into fully-paid and nonassessable shares of Common Stock of the Corporation. Each share of Series A Preferred Stock shall initially be convertible into one share of Common Stock (the “Conversion Ratio”). The Conversion Ratio shall be subject to adjustment from time to time pursuant to Section 6.3 hereof and conversions shall be effected by surrender of Series A Preferred Stock in the manner provided in Section 6.2.

6.2

Exercise of Conversion Privilege; Issuance of Common Stock on Conversion.  In order to exercise the conversion privilege, the holder of Series A Preferred Stock shall surrender the certificate representing the shares of Series A Preferred Stock to the Corporation and shall give written notice of election to convert, completed and signed, specifying the number of shares to be converted.

As promptly as practicable (but not more than 10 days) after the surrender by the holder of Series A Preferred Stock of the certificates for stares of Series A Preferred Stock to be converted and the receipt of such notice as aforesaid, the Corporation shall issue and shall deliver to the holder of Series A Preferred Stock (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with this Section 6, and (ii) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series A Preferred Stock not being so converted.

Each conversion shall be deemed to have been effected on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation, as aforesaid, and the holder of Series A Preferred Stock shall be deemed to have become on said date the holder of record of the shares issuable upon such conversion; provided, however, that any such surrender on any dale when the stock transfer books of the Corporation shall be closed shall constitute the holder of Series A Preferred Stock as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open.

6.3

Adjustment of Conversion Ratio.  The Conversion Ratio shall be adjusted from time to time as follows:

(a)

Dividends. In case the Corporation shall on any one or more occasions after the date of issue of the Series A Preferred Stock (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding Common Stock, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had the shares of Series A Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date. No adjustments shall be made for the grant of options by the Corporation or the exercise by the optionee of stock options.

(b)

Conversion Ratio Adjustment Notice. Whenever the Conversion Ratio is adjusted, as herein provided, the Corporation shall prepare a notice of such adjustment of the Conversion Ratio setting forth the adjusted Conversion Ratio and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Ratio to the holder of Series A Preferred Stock.

6.4

Effect of Reclassification,. Consolidation, Merger or Sale.  If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (iii) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation; then, except for a deemed liquidation, dissolution or winding up as set forth in Section 5(a), Series A Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section shall similarly apply to successive classifications, consolidations, mergers and sales.

6.5

Reservation of Shares; Shares to be Fully Paid.  As of the date hereof, the Corporation has reserved, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for the conversion of the Series A Preferred Stock.  Before taking any action which would cause an

3

adjustment reducing the Conversion Ratio below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation shall promptly take all corporate action which may be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Ratio. The Corporation covenants that all shares of Common Stock which may be issued upon conversion of the Series A Preferred Stock will upon issue be fully paid and non-assessable.

6.6

Notice to Holder Prior to Certain Actions.  In case:

(a)

the Corporation shall declare a dividend (or any other distribution) on its Common Stock; or

(b)

the Corporation shall authorize the granting to all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)

of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

(d)

of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

the Corporation shall give notice to the holder of Series A Preferred Stock, as promptly as possible but in any event at least thirty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

7.

Preemptive Rights.  So long as any Original Purchaser holds 20% of the Series A Preferred Stock originally issued to such Original Purchaser, such Original Purchaser shall have the preemptive right to purchase a pro-rata portion of the any equity securities offered by the Corporation in the future on the same terms and conditions as the Corporation proposes to offer such securities to other parties. Notwithstanding the provisions set forth above, no preemptive rights shall exist for (i) the issuance of options pursuant to an equity incentive plan implemented by the Corporation or (ii) the issuance of securities pursuant to the transactions contemplated by that certain letter agreement dated June 21, 2005 between the Corporation and Post Advisory Group (the “Post Letter”).

8.

Anti-Dilution Provision.  In the event the Corporation shall issue shares of Series A Preferred Stock at the closing of the transactions contemplated by the Post Letter at a purchase price (the “Post Purchase Price”) lower than the purchase price paid by the holders of the Series A Preferred Stock at the time of such closing the Corporation shall issue to each holder of Series A Preferred Stock at such closing, that number of shares of Series A Preferred Stock equal to the difference of (i) that number of shares of Series A Preferred Stock as determined by dividing the aggregate purchase price paid for the Series A Preferred Stock by each such holder divided by the Post Purchase Price and (ii) the number of shares of Preferred Stock held by such holder immediately prior to such closing, and the Corporation shall adjust the Liquidation Preference accordingly.

9.

Protective Provision.

(a)

So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by note or written consent, as provided by the General Corporation Law of Delaware) of the holders of at least sixty-six percent (66%) of the then outstanding shares of Series A Preferred Stock:

(i)

alter or change the rights, preferences or privileges of the Series A Preferred Stock or any Senior Securities so as to affect adversely the Series A Preferred Stock;

(ii)

do any act or thing to reclassify any outstanding class or series of capital stock of the Corporation into a class or series of capital stock having preferences or priority as to dividends or assets senior to or on parity with the Series A Preferred Stock;

4

(iii)

alter or amend the Corporation’s Certificate of Incorporation so as to; affect adversely holders of the Series A Preferred Stock;

(iv)

voluntarily liquidate the Corporation;

(v)

declare or pay a dividend on the Common Stock or Junior Securities (other than a dividend payable solely in shares of Common Stock); or

(vi)

do any act or thing not authorized or contemplated by this Certificate of Designations which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal revenue Code of 1986, as amended (or any comparable provision of the Internal revenue Code as hereafter from time to time amended).

In the event holders of at least sixty-six percent (66%) of the then outstanding shares of Series A Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, pursuant to subsection (a)(i) above, so as to affect adversely the Series A Preferred Stock, then the Corporation will deliver notice of such approved alteration or change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”) and the Dissenting Holders shall have the right for a period of thirty (30) days to convert their shares pursuant to the terms of this Certificate of Designations as they exist prior to such alteration or change or continue to hold their shares of Series A Preferred Stock subject to the approved alteration or change of the rights, preferences or privileges of the Series A Preferred Stock.

(b)

Notwithstanding the foregoing, so long as shares of the Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by note or written consent, as provided by the General Corporation Law of Delaware) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock authorize or issue or obligate itself to issue, any other class or series of capital stock, including any equity security convertible into or exercisable for any security ranking by its terms senior to or on parity for purposes of dividends, liquidation, redemption, or voting with the Series A Preferred Stock.

RESOLVED FURTHER, that the President or any Vice-President or the Secretary of this Corporation, be and each of them hereby are authorized and directed to prepare and file a certificate setting forth a copy of these resolutions in accordance with the provisions of the General Corporation Law of the State of Delaware.

5

IN WITNESS WHEREOF, the undersigned do hereby declare, certify and affirm, under penalties of perjury, that the facts herein stated are true, and accordingly have hereunto executed this Certificate and affixed the seal of the Corporation, this 5th day of July, 2005.

/s/ Paul Asher

Paul Asher, Secretary

6